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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
NORTHERN CALIFORNIA BANCORP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NORTHERN CALIFORNIA BANCORP, INC.
601 MUNRAS AVE, MONTEREY, CALIFORNIA 93940
(831) 649-4600

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 29, 2003
5:00 P.M.

        NOTICE IS HEREBY GIVEN that, pursuant to the Bylaws of Northern California Bancorp, Inc. (the "Company") and the call of its Board of Directors, the 2003 Annual Meeting of Shareholders (the "Meeting") of Northern California Bancorp, Inc. will be held at the Company's office located at 601 Munras Avenue, Monterey, California 93940, on Thursday, May 29, 2003 at 5:00 p.m., for the purpose of considering and voting upon the following matters:

  1.
  Election of Directors.    Electing the following five nominees to serve as directors of the Company until the 2004 Annual Meeting of Shareholders and until their successors are elected and have qualified:

Charles T. Chrietzberg, Jr.	Carla S. Hudson
Sandra G. Chrietzberg	John M. Lotz
Peter J. Coniglio
  2.
  1998 Stock Option Plan.    To approve a proposal to amend the Company's 1998 Stock Option Plan to increase the number of shares covered thereunder from 558,803 shares to 654,749 shares, as described in the Company's 2002 Proxy Statement.

  3.
  Other Business.    Transacting such other business as may properly be brought before the Meeting and any adjournment or adjournments thereof.

        Shareholders of record at the close of business on April 29, 2003 are entitled to notice of, and the right to vote at, the Meeting.

        YOU ARE REQUESTED TO DATE, EXECUTE AND RETURN THE ENCLOSED PROXY WITHOUT DELAY, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED, EITHER BY ATTENDING THE MEETING AND ELECTING TO VOTE IN PERSON, OR BY FILING WITH THE SECRETARY OF THE COMPANY PRIOR TO THE MEETING, A WRITTEN NOTICE OF REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE.

        PLEASE INDICATE ON THE PROXY WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING SO THAT WE MAY ARRANGE FOR ADEQUATE ACCOMMODATIONS.

Dated: April 30, 2003 Monterey, California
BY ORDER OF THE BOARD OF DIRECTORS

/s/ DORINA A. CHAN Dorina A. Chan Secretary

ANNUAL REPORT ON FORM 10-KSB

        THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB IS ENCLOSED HEREWITH. ADDITIONAL COPIES OF SUCH REPORT ARE AVAILABLE UPON REQUEST TO MS. DORINA A. CHAN, SECRETARY, NORTHERN CALIFORNIA BANCORP, INC, 601 MUNRAS AVENUE, MONTEREY, CALIFORNIA 93940, TELEPHONE (831) 649-4600.

NORTHERN CALIFORNIA BANCORP, INC
601 Munras Avenue
Monterey, California 93940

PROXY STATEMENT
2003 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 29, 2003
5:00 P.M.

INTRODUCTION

        This Proxy Statement is furnished in connection with the solicitation of proxies to be used at the 2003 Annual Meeting of Shareholders (the "Meeting") of Northern California Bancorp Inc. (the "Company") to be held at the Company's office located at 601 Munras Avenue, Monterey, California, 93940 on Thursday May 29, 2003 at 5:00 p.m., and at any and all adjournments thereof. Management anticipates that this Proxy Statement and the accompanying proxy (the "Proxy") will be mailed to shareholders on or about April 30, 2003.

        The Matters to be considered and voted upon at the Meeting will be:

  1.
  Election of Directors.    Electing the following five nominees to serve as directors of the Company until the 2004 Annual Meeting of Shareholders and until their successors are elected and have qualified:

Charles T. Chrietzberg, Jr.	Carla S. Hudson
Sandra G. Chrietzberg	John M. Lotz
Peter J. Coniglio
  2.
  1998 Stock Option Plan.    To approve the amendment to the Company's 1998 Stock Option Plan increasing the number of shares covered thereunder from 558,803 shares to 654,749 shares.

  3.
  Other Business.    Transacting such other business as may properly be brought before the Meeting and any adjournment or adjournments thereof.

Revocability of Proxies

        A form of Proxy for voting your shares at the Meeting is enclosed. Any shareholder who executes and delivers a Proxy has the right to revoke it at any time before it is voted by filing with the Secretary of the Company an instrument revoking it or a duly executed Proxy bearing a later date. In addition, the Proxy will be revoked if the person executing the Proxy is present at the Meeting and advises the Chairman of the Meeting of his or her election to vote in person. Subject to such revocation, shares represented by a properly executed Proxy received prior to the Meeting will be voted in accordance with the shareholder's specifications, as noted on the Proxy. IF NO INSTRUCTION IS SPECIFIED WITH RESPECT TO A MATTER TO BE ACTED UPON, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED IN FAVOR OF THE PROPOSALS LISTED ON THE PROXY. IF ANY OTHER BUSINESS IS PROPERLY PRESENTED AT THE MEETING, THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE COMPANY'S BOARD OF DIRECTORS.

Persons Making the Solicitation

        The Company's Board of Directors is soliciting the enclosed Proxy. The principal solicitation of Proxies is being made by mail, although additional solicitations may be made by telephone or personal visits by directors, officers and employees of the Company and the Company's wholly-owned subsidiary, Monterey County Bank (the "Bank"), without receiving any special compensation therefore. Although there is no formal agreement to do so, the Company may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding these Proxy Materials to shareholders whose stock in the Company is held of record by such entities. In addition, the Company may use the services of individuals or companies it does not regularly employ in connection with this solicitation of Proxies, if Management determines it advisable.

VOTING SECURITIES

Outstanding Shares and Record Date

        Shareholders of record as of the close of business on April 29, 2003 (the "Record Date") will be entitled to notice of and to vote at the Meeting. As of the Record Date, the Company had 1,493,816 shares of common stock, no par value (the "Common Stock"), issued and outstanding.

Voting Rights

        Each shareholder of record of Common Stock is entitled to one vote, in person or by proxy, for each share held on all matters to come before the Meeting, except that in connection with the election of directors, the shares may be voted cumulatively if a shareholder present at the Meeting has given notice at the Meeting, prior to the voting, of his or her intention to vote cumulatively. If any shareholder has given such notice, then all shareholders entitled to vote for the election of directors may cumulate their votes. Cumulative voting means that a shareholder has the right to vote the number of shares he or she owns as of the Record Date, multiplied by the number of directors to be elected. This total number of votes may be cast for one nominee or they may be distributed on the same principle among as many nominees as the shareholder sees fit. If cumulative voting is declared at the Meeting, votes represented by Proxies delivered pursuant to this Proxy Statement may be cumulated in the discretion of the Proxy Holders, in accordance with the recommendations of the Company's Board of Directors.

        A majority of the outstanding shares, represented in person or by Proxy, is required for a quorum. Nominees for election to the Board receiving the most votes up to the number of directors to be elected, will be elected to the Board of Directors. Abstentions and broker non-votes do not have the effect of votes in opposition to a director. Abstentions are, however, counted towards a quorum.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

        Except as set forth below, Management of the Company does not know of any person who owns beneficially or of record more than 5% of the Company's outstanding Common Stock. The following table sets forth certain information as of the Record Date, concerning the beneficial ownership of the Company's outstanding Common Stock by the over 5% shareholder, by the Company's directors, and by all directors and executive officers(1) as a group. All of the persons are directors of the Company except for the David S. Lewis Trust, 30500 Aurora del Mar, Carmel, California 93923. Management is not aware of any changes in control of the Company which has occurred since January 1, 2002, or of any arrangement which may, at a subsequent date, result in a change in control of the Company, except as disclosed in Footnote 2 of the table below.

        Attention should be given to the footnote references set forth in the column entitled "Amount and Nature of Beneficial Ownership." In addition, shares of Common Stock issuable pursuant to options which may be exercised within 60 days of the Record Date are deemed to be issued and outstanding ("vested") for the purpose of calculating the percentage ownership for such individuals, but not the percentage ownership of any other individuals. Unless otherwise stated, voting and investment powers are shared with the spouse of the respective shareholder under California community property laws.

Name and Title (Other Than Director)	Amount and Nature of Beneficial Ownership		Percent of Class Beneficially Owned
Charles T. Chrietzberg, Jr. Chairman of the Board and Chief Executive Officer	673,876	(2)(3)(4)	42.64%
Sandra G. Chrietzberg	673,876	(3)(4)	42.64%
Peter J. Coniglio	758355	(5)(6)	4.96%
Carla S. Hudson	34,898	(7)	2.29%
John M. Lotz	5,500	(8)	..37%
All Directors and Executive Officers as a Group (6 in number)	863,393	(9)	51.80%
David S. Lewis Trust Principal Shareholder	153,863	(5)	10.30%

(1)
As used throughout this Proxy Statement, the term "executive officer" means the Chairman of the Board, Chief Executive Officer and President and the Executive Vice President, Chief Financial Officer and Chief Operating Officer. The Company's Secretary is not considered an executive officer.

(2)
Includes 86,573 shares subject to Mr. Chrietzberg's vested employee stock options. 316,000 shares of the Common Stock owned by Mr. Chrietzberg are pledged to secure a loan from an unaffiliated bank. Should Mr. Chrietzberg default under such credit, the shares could be acquired by the lender, or sold pursuant to applicable terms of the Uniform Commercial Code, in a transaction that could result in a change of control of the Company. Such transaction may require approval under applicable provisions of Federal and California change in bank control laws.

(3)
Includes an aggregate of 18,416 shares held beneficially by Mr. Chrietzberg and Mrs. Chrietzberg in Individual Retirement Accounts, where voting power is also shared with the custodian of the account. Mr. and Mrs. Chrietzberg's business address is 601 Munras Avenue, Monterey, California 93940.

(4)
Includes shares of spouse pursuant to California's community property laws. These shares are included in determining the beneficial ownership of each of these individuals but only once for the category "All Directors and Executive Officers as a Group."

(5)
Shares are held with sole voting power.

(6)
Includes 24,267 shares subject to Mr. Coniglio's vested stock options. Of the remaining shares, 16,105 are held in a family trust controlled by Mr. Coniglio, as to which he has sole voting and investment power, and 8,453 shares are held by Hudson, Martin, Ferrante & Street, a partnership of which Mr. Coniglio is the managing partner, with voting and investment power.

(7)
Includes 28,293 shares subject to Ms. Hudson's vested stock options. The remaining shares are held jointly with family members, except for 1,610 shares held in a corporate pension plan, as to which Ms. Hudson has voting and investment power.

(8)
Represents 5,500 shares subject to Mr. Lotz's vested stock options.

(9)
Includes 73,764 shares held by an executive officer who is not also a director, 28,370 shares of which are subject to vested stock options.

PROPOSAL 1
ELECTION OF DIRECTORS

        The Articles of Incorporation and Bylaws of the Company provide that the number of directors of the Company may be not less than five nor more than nine, with the exact number to be fixed from time to time by a resolution duly adopted by the Board of Directors or the Company's shareholders. The number of directors is presently fixed at five.

        The persons named below, all of whom are currently members of the Board of Directors, have been nominated for election as directors to serve until the 2004 Annual Meeting and until their successors are duly elected and have qualified. Votes will be cast in such a way as to effect the election of all nominees or as many as possible under the rules of cumulative voting. If any nominee should become unable or unwilling to serve as a director, the Proxies will be voted for such substitute nominee as shall be designated by the Board of Directors. The Board of Directors presently has no knowledge that any of the nominees will be unable or unwilling to serve.

        None of the directors or executive officers of the Company were selected pursuant to any arrangement or understanding, other than with the directors and executive officers of the Company, acting within their capacities as such. Except for Directors Charles T. Chrietzberg, Jr. and Sandra G. Chrietzberg, who are married, there are no family relationships between the directors and executive officers of the Company. Each of the directors serves in similar capacities on the Board of Directors of the Bank. None of the directors or executive officers of the Company serve as directors of any other company which has a class of securities registered under, or which are subject to the periodic reporting requirements of, the Securities Exchange Act of 1934, as amended, or any investment company registered under the Investment Company Act of 1940, as amended.

Nominees

        The following table provides information as of the Record Date with respect to each person nominated to be elected to the Board of Directors of the Company. The column entitled "Year First Appointed or Elected Director" refers to the year first appointed or elected as a director of the Company or its predecessor, the Bank. Reference is made to the section entitled "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT" for information pertaining to beneficial stock ownership of the nominees.

Name of Director	Age	Business Experience During the Past 5 Years	Year First Appointed or Elected Director
Charles T. Chrietzberg, Jr.	61	Chairman and Chief Executive Officer, Northern California Bancorp, Inc.	1985
Sandra G. Chrietzberg	59	Investor; formerly President and CEO, Queen of Chardonnay, Inc., d/b/a La Reina Winery (1984-1993)	1988
Peter J. Coniglio	73	Attorney; Partner, Hudson, Martin, Ferrante & Street, Monterey, California	1976
Carla S. Hudson, CPA	49	Certified Public Accountant; Partner, Huey & Hudson CPAs, Monterey, California	1994
John M. Lotz	61	Chairman, Chief Executive Officer and President, The Monterey Bay Aviation Institute, Inc., d/b/a DelMonte Aviation; President and Chief Executive Officer, Couroc of Monterey (1996-2001)	1992

Executive Officers

        The following table sets forth the name and certain information as of the Record Date concerning the other executive officer of the Company. Mr. Chrietzberg, who is also a director is included in the table above:

Name and Title	Age	Business Experience During the Past 5 Years	Year First Appointed to Office
Bruce N. Warner, Executive Vice President, Chief Financial Officer and Chief Operating Officer	55	Executive Vice President, Chief Financial Officer and Chief Operating Officer, Northern California Bancorp, Inc.	1993

Board of Directors and Committees; Director Attendance

        During 2002, the Board of Directors of the Company held 12 regularly scheduled meetings and 12 special meetings. Each director attended at least 75% of the aggregate of: (1) the total number of meetings of the Board of Directors; and (2) the total number of meetings of committees of the Board of Directors on which the director served.

        In addition to meeting as a group, certain members of the Board of Directors also devote their time and talents to certain various standing committees. The Company did not maintain separate loan or nominating committees in 2002. In 2002, the Company maintained the following committees:

        The Audit Committee reviews and conducts (through outside consultants) an independent audit of policies and procedures of the Company, and is responsible for interfacing with the Company's independent auditors. The Audit Committee, consisting of directors Coniglio, Hudson and Lotz, met 4 times in 2002.

        The Compensation Committee reviews and approves compensation for officers of the Company and the Bank and administers the Company's stock option plan. The Compensation Committee, consisting of directors Coniglio, Hudson and Lotz, met 2 times in 2002.

        THE BOARD OF DIRECTORS INTENDS TO VOTE ALL PROXIES HELD BY IT IN FAVOR OF THE ELECTION OF EACH OF THE NOMINEES. YOU ARE URGED TO VOTE "AUTHORITY GIVEN" FOR THE PROPOSAL TO ELECT THE FIVE NOMINEES SET FORTH HEREIN TO SERVE UNTIL THE 2004 ANNUAL MEETING OF SHAREHOLDERS AND UNTIL THEIR RESPECTIVE SUCCESSORS ARE ELECTED AND HAVE QUALIFIED.

COMPENSATION AND OTHER TRANSACTIONS

Summary Compensation

        The following information sets forth the compensation for services in all capacities to the Company and the Bank for the executive officers whose salaries and bonuses exceeded $100,000 during 2002 for the periods indicated. All compensation was paid by the Bank. There were no restricted stock awards, awards of stock appreciation rights or long-term incentive plan payments during any of the periods presented.

		Annual Compensation							Long-Term Compensation Awards
Name and Principal Position		Salary		Bonus		Other Annual Compensation			Securities Underlying Stock Options	All Other Compensation
Charles T. Chrietzberg, Jr. Chairman and Chief Executive Officer	2002 2001 2000	$ $ $	190,914 181,296 187,713	$ $ $	161,000 160,000 160,000	$ $ $	3,274 3,420 2,670	(1) (1) (1)	30,000 0 10,000	$ $ $	0 572 11,541	(2) (2) (2)
Bruce N. Warner Executive Vice President, Chief Financial Officer Chief Operating Officer	2002 2001 2000	$ $ $	99,379 90,773 86,461	$ $ $	26,605 23,400 49,317		0 0 0		10,000 0 7,000		0 0 0
Andre G. Herrera Vice President, Chief Information Officer	2002 2001 2000	$ $ $	99,405 94,110 94,606	$ $ $	18,459 6,571 19,726		0 0 0		2,000 0 5,000		0 0 0

(1)
Represents value of a Bank furnished automobile.

(2)
Represents the expense accrued net of earnings on insurance premium investment in the Company's salary continuation plan as more fully described in the caption entitled "Salary Continuation Agreement" of this Section.

        The Bank also furnishes standard and customary life and health insurance benefits. The value of these benefits was less than the lesser of $50,000 or ten percent of the cash compensation shown above for the respective persons and is not included in the above table.

1998 Stock Option Plan

        The Company's 1998 Stock Option Plan, as amended (the "1998 Plan"), provides for the grant of options for the issuance of up to 558,803 shares of the Company's Common Stock. As of the Record Date, options covering 512,735 shares have been granted and options covering 206,605 shares have been exercised/repurchased, leaving options for 46,068 shares available for future grant.

        The following table sets forth certain information concerning the grant of stock options under the 1998 Plan to the named executive officer during the year ended December 31, 2002.

Option/SAR Grants in Last fiscal Year

					Potential realized vlaue of assumed annual rates of stock price appreciation for option term
	Number of Securities Underlying Options/Sars granted(#)	Percent of total options/ SARs granted to employees in fiscal year
Name			Exercise or base price ($/Sh)	Expiration date
					5%($)	10%($)
Charles T. Chrietzberg, Jr.	30,000	45.45%	3.30	2/23/07	24,865	54,946
Bruce N. Warner	10,000	15.15%	3.00	2/23/07	8,288	18,315

        The following table sets forth certain information regarding stock options outstanding for Messrs. Chrietzberg and Warner:

	Number of Shares Acquired Upon Exercise		Number of Unexercised Options at December 31, 2002		Value of Unexercised In the Money Options at December 31, 2002(1)
Name		Value Received ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Charles T. Chrietzberg, Jr.	None	None	86,573	None	$52,719	None
Bruce N. Warner	14,641	$16,423	28,370	None	$19,110	None

(1)
The value of unexercised options was calculated based on a trade in the stock of the Company at $3.00 on October 21, 2002, the trade closest to the 2002 fiscal year end. Trading in the stock of the Company is infrequent, and may not be an accurate indicator of the true value of shares of stock in the Company.

        The following table sets forth certain information regarding stock options outstanding for the names executive officer, non-executive director group and non-executive officer employee group as of April 29, 2003.

1998 Stock Option Plan

Name and Position	Dollar Value($)(1)	Number of Units
Charles T. Chrietzberg, Jr Chairman, CEO and President	$410,900	116,573
Bruce N. Warner Executive Vice President, Chief Financial Officer	$127,400	33,370
Executive Officer Group	$538,300	149,943
Non-Executive Director Group	$260,200	65,560
Non-Executive Officer Employee Group	$345,500	90,627

(1)
The dollar value of unexercised options was calculated based on a trade in the stock of the Company at $4.00 on April 18, 2003, the trade closest to the record date. Trading in the stock of the Company is infrequent, and may not be an accurate indicator of the true value of shares of stock in the Company.

Employment Agreements

        The Board of Directors authorized the Bank to enter into a three year employment contract with Mr. Chrietzberg, effective January 1, 2003. It provides for a base salary of $180,000 per year, a Bank furnished automobile or automobile allowance, and a bonus based on profits. The bonus, not to exceed $220,000 annually, will equal $10,000 for each 0.1 percent that the Bank's profits exceed 1.0 percent return on average assets plus $10,000 for each 1 percent that the Bank's return on equity exceeds 10.0 percent. Under the terms of the contract, if Mr. Chrietzberg is terminated other than for cause (as defined in the contract), he is entitled to severance compensation for his monthly salary plus a pro rated incentive bonus for the greater of 24 months or the remaining term of his contract (which ends in December, 2005); however, if the termination follows within twelve (12) months after a change in control transaction (as defined in the contract), he is entitled to such severance compensation for the greater of 24 months or the remainder of the term of the contract. Mr. Chiretzberg's contract expires on December 31, 2005.

Salary Continuation Agreement

        In December, 1993, the Board of Directors approved a Salary Continuation Agreement (the "SCA") for the benefit of Mr. Chrietzberg that provided for payments of $75,000 per year for 15 years if he remains with the Bank until retirement, commencing at age 65. The SCA also provided for lesser payments in the event of early retirement. In August 1999, the Bank amended the SCA to provide for one-half of the original benefit amounts, and adopted a Surviving Income Agreement which will provide benefits, upon the death of Mr. Chrietzberg, to his beneficiary in a lump-sum payment equal to the present value of his retirement benefit.

        In August 2001, the Board of Directors amended the SCA and terminated the Surviving Income Agreements. The SCA, as amended, provides for payments of $90,000 per year to Mr. Chrietzberg for life, commencing at age 65. The Bank's obligations under the Salary Continuation Agreement are not secured and there are no specific assets set aside by the Bank in connection with the establishment of the SCA. In order to fund benefits payable by the Bank under the SCA, the Bank purchased single-premium life insurance policies, paying an aggregate of $1,814,521.

        The SCA, as amended, contains a split-dollar life insurance feature which provides death benefits to Mr. Chrietzberg's beneficiary should Mr. Chrietzberg die before his 65th birthday. Under the split-dollar arrangement, Mr. Crietzberg's beneficiary shall be entitled to receive an amount equal to $2,940,000 or the net at risk insurance portion of the proceeds, whichever amount is less. The net at risk insurance portion is the total proceeds of the life insurance policy, less the policy's cash surrender value. Should Mr. Chrietzberg die on or subsequent to his 65th birthday, his beneficiary shall be entitled to an amount equal to $1,000,000, plus the present value of the remaining retirement benefits under the SCA due to Mr. Chrietzberg or the net at risk insurance portion of the proceeds, whichever is less. The Bank shall be entitled to the remainder of such proceeds of the life insurance policy.

        The accounting rules concerning deferred compensation plans, including any salary continuation plans, require that the Bank accrue sufficient expense so that the present value of the benefits to be paid to the covered executive at retirement is reflected as a liability on the Bank's books at the time of retirement. The earnings on the insurance premium investment were greater than the salary continuation expenses accrued in 2002. Management believes this expense is partially offset by the higher earnings on the insurance premium investment, which are non-taxable, if certain conditions are met, than taxable investments made in the ordinary course of business.

Compensation of Directors

        In 2002, each director received a standard fee of $500 per regular (not special) board meeting of the Bank attended and $150 for each committee meeting of the Bank attended. The Chair of the Audit Committee received a fee of $300 for each committee meeting attended. Directors are not compensated for attendance at Company meetings.

        Additionally, each director received a $2,000 annual payment.

        In February 2002 Mr. Coniglio, Ms. Hudson and Mr. Lotz each received a stock option under the 1998 Plan for 5,000 shares of common stock. The exercise price of these shares is $3.00 per share. The option is for a term of ten years expiring February 2012.

Other Compensation Plans

        In 1995, the Company established an Employee Stock Ownership Plan (the "ESOP") to invest in the Company's common stock for the benefit of eligible employees. As of the Record Date, the Company has not made any contributions to the Trust established for the ESOP.

        The Bank maintains a salary reduction plan established pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended (the "401(k) Plan"). Employees who have completed four months of service with the Bank are eligible to participate in the 401(k) Plan. Participating employees may defer up to a maximum of $11,000 ($12,000 for 2003), with the Bank making a matching contribution based upon a percentage of each employee's deferral. In 2002, the Bank matched 100% of each employee's contribution up to a maximum of 6% of the employee's compensation and amounted to $65,770.

Certain Transactions

        During 2002 there were no, and as of the date of this Proxy Statement there are no existing or proposed, material transactions between the Company and any of its executive officers, directors, or beneficial owners of 5% or more of the Common Stock, or the immediate family or associates of any of the foregoing persons, except as indicated below.

        Some of the directors and executive officers of the Company, as well as the companies with which such directors and executive officers are associated, are customers of, and have had banking transactions with the Bank in the ordinary course of the Bank's business and the Bank expects to have such ordinary banking transactions with such persons in the future. In the opinion of Management, all loans and commitments to lend included in such transactions were made in compliance with applicable laws on substantially the same terms, including interest rates and collateral, as those prevailing for comparable transactions with other persons of similar creditworthiness and did not involve more than a normal risk of collectibility or present other unfavorable features. Although the Bank does not have any limits on the aggregate amount it would be willing to lend to directors and officers as a group, loans to individual directors and officers must comply with its internal lending policies and statutory lending limits.

Audit Committee Report

        The Audit Committee is composed of three outside directors who are independent as that term is defined in Rule 4200(a)(14) of the listing standards of the National Association of Securities Dealers. The Audit Committee is responsible for the Company's internal controls, financial reporting process, compliance with laws and regulations and ethical business standards. The independent auditor is responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes on behalf of the Board of Directors.

        In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed the audited financial statements with management and with the independent auditors. Management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.

        The Audit Committee discussed with the independent auditors their independence from Management and the Company, and received written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Discussions with Audit Committees. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 1, Communications with Audit Committee. Moreover, the Audit Committee considered whether the independent auditor's provision of non-audit services to the Company is compatible with maintaining the auditor's independence.

        In reliance on the reviews and discussions mentioned above, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the

Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002, for filing with the Securities and Exchange Commission. By recommending to the Board of Directors that the audited financial statements be so included, the Audit Committee is not opining on the accuracy, completeness or presentation of information contained in the audited financial statements.

Respectfully Submitted
Northern California Bancorp, Inc. Audit Committee

Carla S. Hudson, Chair
Peter J. Coniglio
John M. Lotz

Dated: April 30, 2003
Monterey, California

PROPOSAL 2
AMENDMENT TO THE 1998 STOCK OPTION PLAN

Introduction

        The 1998 Plan presently provides for the issuance of 558,803 shares of the Company's Common Stock, as adjusted for previous stock dividends. As of the Record Date, the Company had options outstanding to purchase a total of 306,130 shares and 156,846 options had been exercised, leaving only 46,068 shares available for future grants. A description of options granted during 2002 to the Company's directors and named executive officer is included herein in the sections entitled "COMPENSATION AND OTHER TRANSACTIONS—Cash Compensation" and "—1998 Stock Option Plan".

        Shareholders are being asked to approve an amendment to the 1998 Plan to increase the maximum number of shares of the Company's Common Stock which are reserved under the 1998 Plan, in the aggregate, by 95,946 shares to 654,749 shares. In an effort to continue to attract and maintain high quality persons to serve as directors, officers and key employees of the Company and the Bank, the Board of Directors adopted the amendment to the 1998 Plan on April 24, 2003. The amendment was adopted subject to shareholder approval.

        The Company's Board of Directors believes it is advisable for the shareholders to approve the proposed amendment to the 1998 Plan in order to have options available to encourage directors, officers and key employees to remain with the Company and the Bank, and to attract new, qualified officers, key employees and directors in today's competitive market. The Board of Directors has determined to increase the numbers of shares available as proposed at this time to assure the 1998 Plan has sufficient options until it expires in 2008. If the proposed amendment to the 1998 Plan is approved, the total shares available pursuant to the 1998 Plan, as amended, would be approximately 30% of the total shares outstanding as of the Record Date. The Plan has not been amended in any other respect, and remains in full force and effect.

Summary of the 1998 Plan

        The following general description of certain features of the 1998 Plan is qualified in its entirety by reference to the 1998 Plan, a copy of which is available for inspection at the Company's main office.

        General.    The 1998 Plan is administered by the Compensation Committee (the "Committee") of the Board of Directors. The members of the Committee are appointed from time to time by the Board of Directors of the Company and, for purposes of administering the 1998 Plan, consist of not less than two (2) nor more than five (5) persons. Such persons are non-employee directors of the Company within the meaning of Rule 16b-3 of the Securities and Exchange Act of 1934 (the "Exchange Act"). If no Committee is appointed, the Board as a whole (exclusive of employee directors) serves as the Committee.

        The 1998 Plan provides that the Company may grant the option to purchase shares of Common Stock to certain employees or directors. The terms applicable to options granted are established by the Committee and are set forth in detail in the 1998 Plan. The Committee may grant options under the 1998 Plan until April 15, 2008.

        Eligibility.    Options may be granted only to persons who, at the time of grant, are directors or employees of the Company or one of its subsidiaries. Options may be granted on more than one occasion to the same person. Subject to the limitations set forth in the 1998 Plan, options may include Incentive Stock Options ("ISOs") within the meaning Section 422 of the IRC, or options that do not qualify as ISOs ("NQOs"), or any combination thereof. As of the record date, 3 non-employee directors and approximately 45 employees (substantially all of the employees of Company and the Bank) were eligible to receive options under the 1998 Plan.

        Stock Options.    The Committee may grant options, pursuant to an option agreement, entitling the recipient to purchase shares of Common Stock at a price equal to or greater than market value on the date of grant. The market value of a share of Common Stock was $3.00 on the Record Date, based on the latest trade in the stock of the Company. However, trades are so infrequent that the price at which the stock trades may not be a good indicator of the true value of the shares. The option price is payable in full upon exercise in the manner specified by the Committee.

        Subject to limitations set for the in the 1998 Plan, options granted thereunder may be exercised in such increments, which need not be equal, and upon such contingencies as the Committee may determine. If an optionee does not exercise an increment of an option in any period during which such increment becomes exercisable, the unexercised increment may be exercised at any time prior to the option's expiration unless the respective stock option agreement with the optionee provides otherwise.

        An ISO may only be granted to an individual who is an employee of the Company or any of the Company's subsidiaries at the time the option is granted. No ISO may be granted to an individual if, at the time the option is granted, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or of its parent or subsidiary corporation, within the meaning of Section 422(b)(6) of the IRC), unless: (i) at the time such option is granted the option price is at least 110% of the market value per share of the Common Stock subject to the option; and (ii) such option, by its terms, is not exercisable after the expiration of five years from the date of grant. All other options may not have a term in excess of ten (10) years from the date of grant. Non-employee directors are only entitled to receive NQOs.

        An option agreement may provide for the payment of the option price, in whole or in part, by delivery of a number of shares of the Company's Common Stock (plus cash if necessary) having a market value equal to such option price. The terms and conditions of the respective option agreements need not be identical.

        Shares Subject to the 1998 Plan.    As adjusted pursuant to the provisions of the 1998 Plan, the aggregate number of shares of Common Stock that may currently be issued under the 1998 Plan shall not exceed 558,803 shares (adjusted for stock dividends). To the extent that an option lapses or the rights of the recipient with respect thereto terminate, any shares of Common Stock then subject to such option will be available for future grant under the 1998 Plan.

        Change in Control.    As used in the 1998 Plan, the term "Change in Control" generally means: (i) any person who is or becomes the beneficial owner of securities representing 25% or more of the combined voting power of the Company's outstanding securities; or (ii) individuals who constituted the

Board as of April 30, 1998 cease for any reason to constitute at least a majority of the Board (unless the new individuals' elections are approved by a vote of a majority of the incumbent Board).

        Upon the occurrence of a Change in Control, all options granted and outstanding at such time shall immediately become exercisable in full, whether or not otherwise exercisable, for a period of thirty (30) calendar days (but not beyond their scheduled expiration date) following the occurrence of the Change in Control.

        Transferability.    No options are transferable by the recipient except: (i) by will or the laws of descent and distribution; or (ii) with the consent of the Committee. An ISO may only be exercised during the optionee's lifetime by the optionee or the optionee's guardian or legal representative.

        Adjustments.    The maximum number of shares that may be issued under the 1998 Plan, as well as the number or type of shares subject to outstanding options and the applicable option prices per share shall be adjusted appropriately in the event of stock dividends, spin-offs of assets or other extraordinary dividends, stock splits, combinations of shares, recapitalizations, mergers, consolidations, reorganizations, liquidations, issuances of rights or warrants, and similar transactions or events.

        Amendments.    The Board in its discretion may terminate the 1998 Plan at any time with respect to any shares of Common Stock for which options have not yet been granted. The Board has the right to alter or amend the 1998 Plan or any part thereof from time to time; provided that no change in any option theretofore granted may be made which would impair the rights of the optionee thereof without the consent of such optionee. The Board, however, may not amend the 1998 Plan to: (i) increase the maximum aggregate number of shares that may be issued under the 1998 Plan; or (ii) change the class of individuals eligible to receive options under the 1998 Plan without shareholder approval.

Federal Income Tax Consequences

        Certain stock options granted under the 1998 Plan are intended to be Incentive Stock Options as defined in Section 422 of the IRC. No income will be recognized by the optionee, and no deduction will be allowed to the Company, by reason of the grant or exercise of an ISO. However, for purposes of the alternative minimum tax, an adjustment increasing alternative minimum taxable income by the amount of the excess of the fair market value of the shares at the time of exercise over the option exercise price must be made. If the optionee does not dispose of the shares of Common Stock received upon exercise of an ISO by payment in cash within two years from the date of the grant of the option or within one year after the transfer of the shares to the optionee, any gain realized by the optionee upon such disposition of the shares will be long-term capital gain. No deduction will be available to the Company upon such disposition by the optionee. However, if the optionee disposes of such shares within the two year period from the date of the grant of the option or within the one year period from the transfer of the shares, gain realized by the optionee upon such disposition will be ordinary income to the extent that the value of the shares received at the date of exercise of the option exceeds the price paid for such shares by the optionee. Such ordinary income will be recognized by the optionee for the tax year in which the optionee disposes of the shares and, under Treasury Regulations, the Company will be entitled to a deduction in an amount equal to the ordinary income recognized by the optionee for the tax year of the Company in which the optionee recognizes such ordinary income, provided that applicable income tax withholding or reporting requirements are satisfied. Gain realized in excess of such ordinary income will be capital gain. Such capital gain will be long-term or short-term depending upon whether the shares are held for more than 12 months prior to the date of disposition. If the optionee disposes of the shares within either the two year period from the date of grant of the option, or within one year after the transfer of the shares, any ordinary income recognized by the optionee will not exceed the gain realized on such disposition by the optionee. If the optionee disposes of shares of Common Stock received upon exercise of an option at a loss, such loss will be a capital loss, long-term or short-term, depending upon whether the shares are held for more than one year prior to the date of disposition.

        The optionee's basis in shares of Common Stock acquired upon the exercise of an ISO by the transfer to the Company of Common Stock already owned by the optionee is determined, under Treasury Regulations, by substituting the optionee's basis in the shares of Common Stock transferred to the Company to exercise the option to an equivalent number of shares of Common Stock acquired upon the exercise of the option (the "Substituted Common Stock"). The basis of the remainder, if any, of the shares of Common Stock received upon exercise of the option (the "Non-Substituted Common Stock") will be zero. The Substituted Common Stock will have a holding period which, for purposes of computing whether capital gain or loss is long- or short-term and, if long-term, the applicable tax rate, includes the holding period of the shares of previously owned Common Stock. The Non-Substituted Common Stock will have a holding period which, for purposes of computing whether capital gain or loss is long- or short-term, includes the holding period of the shares of previously owned Common Stock. The Non-Substituted Common Stock will have a holding period which begins on the date such shares are received. If the optionee does not dispose of the shares of Common Stock received upon exercise of an ISO within two years from the date of the grant of the option or within one year after the transfer of the shares to the optionee, any gain realized by the optionee upon the disposition of the shares will be long-term capital gain. No deduction will be available to the Company upon such disposition by the optionee. However, if the optionee disposes of such shares within the two year period from the date of the grant of the option or within the one year period from the transfer of the shares, under Treasury Regulations the optionee will be treated as disposing of the shares having the lowest basis. Any gain realized by the optionee upon such disposition will be ordinary income to the extent that the value of the shares received at the date of exercise of the option exceeds the amount paid for such shares. The amount paid for Substituted Common Stock will be its fair market value on the date of exercise. The amount paid for Non-Substituted Common Stock will be its fair market value on the date of exercise. The amount paid for Non-Substituted Common Stock will be its basis. Such ordinary income will be recognized by the optionee for the tax year in which the optionee disposes of the shares and, under Treasury Regulations, the Company will be entitled to a deduction in an amount equal to the ordinary income recognized by the optionee for the tax year of the Company in which the optionee recognizes such ordinary income, provided that applicable income tax withholding or reporting requirements are satisfied. Gain realized in excess of such ordinary income will be capital gain. Such capital gain will be long-term or short-term depending upon whether the shares disposed of were held for more than 12 months prior to the date of disposition, taking into account the substituted holding period of any Substituted Common Stock. If the optionee disposes of the shares within either the two year period from the date of grant of the option, or within one year after the transfer of the shares, any ordinary income recognized by the optionee will not exceed the gain realized on such disposition by the optionee. If the optionee disposes of shares of Common Stock received upon exercise of an option at a loss, such loss will be a capital loss, long-term or short-term, depending upon whether the shares are held for more than one year prior to the date of disposition, taking into account the substituted holding period of any Substituted Common Stock.

        The aggregate fair market value (determined at the time the options are granted) of the stock with respect to which ISOs are exercisable by an individual for the first time in any calendar year is limited to $100,000. The 1998 Plan provides that outstanding options may become fully vested and exercisable upon: (i) the acquisition by any person of 25% or more of the Company's outstanding Common Stock; or (ii) individuals who constituted the Board as of April 30, 1999 cease to constitute a majority of the Board. If, as a result of this provision of the 1998 Plan, the amount of options which become exercisable by an optionee for the first time in any year exceeds the $100,000 limit, the amount of options exceeding the $100,000 limit will no longer be treated as ISOs.

        If options cease to be treated as ISOs for the reasons described in the preceding paragraph, such options will be treated as NQOs. If such options, or any stock options originally intended to be NQOs, are exercised, the excess of the fair market value of the acquired shares at the time of exercise over the option exercise price will be treated as ordinary income to the optionee in the year of exercise.

        Upon exercise of a stock option other than an ISO by a cash payment, the optionee's basis in the shares of Common Stock received will be the sum of the option exercise price and the amount of ordinary income recognized by the optionee from the exercise of the stock option. The optionee's holding period in the shares of Common Stock received will begin on the date received. Upon exercise of such a stock option by transfer of shares of Common Stock already owned by the optionee, under Revenue Ruling 80-244, the optionee will be deemed to have received an equivalent number of shares of Common Stock in a non-taxable exchange (Substituted Common Stock) and the remainder, if any, of the shares of Common Stock will be deemed to have been received in a taxable transaction (Non-Substituted Common Stock). The optionee's basis in the Substituted Common Stock will be the same as the optionee's basis in the previously owned shares, and the optionee's holding period will include the holding period of the previously owned shares. The optionee's basis in the Non-Substituted Common Stock will be the same as the amount of ordinary income recognized by the optionee. The Non-Substituted Common Stock will have a holding period which begins on the date when it is received.

        On the disposition of shares of Common Stock received upon exercise of a stock option other than an incentive stock option, the difference between the amount realized and the optionee's basis in the shares will be a long-term or short-term capital gain (or loss) depending on whether the optionee's holding period for the shares is more than 12 months prior to their disposition.

        The Company will be entitled to claim a deduction at the same time and in the same amount as income is recognized by the optionee exercising a stock option other than an incentive stock option. No income will be recognized by the optionee, and no deduction shall be allowable to the Company, by reason of the grant of non-qualified stock options.

Certain Information Concerning All Options

        In addition to the foregoing, an excise tax of 20% and the disallowance of a deduction to a corporation for compensation to its employees, officers, shareholders, and others that results in an "excess parachute payment" within the meaning of IRC Section 280G(b) will be incurred. If such a person is granted an incentive stock option and there is a change of control, the incentive stock option may be considered in the determination of whether an excess parachute payment has been made.

        Capital losses, whether long-term or short-term, may be used to offset up to 100% of capital gains in any single tax year. In the case of an individual taxpayer, up to $3,000 of any capital losses in excess of capital gains may be deductible from ordinary income. Any unused excess capital losses may be carried forward indefinitely by an individual taxpayer.

        Long-term capital gains and losses are derived from the sales and exchanges of capital assets held for more than one year. Under the IRC, the maximum federal income tax rate on net long-term capital gains is 20% if the capital asset was held for more than twelve months. If the capital asset was held for less than twelve months, any resulting gain will be taxes at ordinary income rates. For individuals in the 15% tax bracket, the maximum tax rate on net long-term capital gains is 10%. For tax years beginning after December 31, 2000, a lower capital gains rate of 18% (8% for individuals in the 15% tax bracket) may be applied if the individual: (i) acquires a capital asset after December 31, 2000 and (ii) holds it for more than five years. Individuals in the 15% bracket, however, are not required to acquire the capital asset after December 31, 2000 in order to take advantage of the lower capital gains rate.

        The specific state tax consequences to each optionee under the 1998 Plan may vary, depending upon the laws of the various states and the individual circumstances of each optionee. It is suggested that each optionee consult his or her personal tax advisor regarding both the federal and state tax consequences of the grant and exercise of options.

Vote Required

        The approval of the amendment to the 1998 Plan by a majority of the shares represented and voting at the Meeting is required.

        The Board of Directors recommends a vote of "FOR" on this proposal.

ACCOUNTANTS

        The firm of Hutchinson & Bloodgood LLP ("H&B") served as the Company's and the Bank's independent public accountants during 2002, and it is anticipated that H&B will be retained in the same capacity in 2003. A representative of H&B is expected at the Meeting to answer appropriate questions from shareholders in attendance.

Audit Fees

        The total fees billed for professional services rendered by H&B for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2002 were $44,600.

Financial Information Systems Design and Implementation Fees

        No fees billed in 2002.

All Other Fees

        Total fees billed for other services included $7,500 for the review of the financial statements included in the Company's quarterly reports on Form 10-QSB and $2,100 for tax services for the fiscal year ended December 31, 2002.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's executive officers, directors, and persons who own more than 10% of the Common Stock to file reports of stock ownership and changes in stock ownership with the Securities and Exchange Commission (the "SEC"). The executive officers, directors and greater than 10% shareholders are required by regulation to furnish the Company with copies of all reports they file pursuant to Exchange Act Section 16(a).

        Based solely on its review of the copies of such forms received by the Company, or written representations from certain reporting persons that no such forms were required for those persons, the Company believes that during 2002 all filing requirements applicable to the Company's executive officers, directors, and greater than 10% shareholders were complied with.

ANNUAL REPORT ON FORM 10-KSB

        The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002 is included with this Proxy Statement and related materials.

PROPOSALS BY SHAREHOLDERS FOR 2004 ANNUAL MEETING

        The deadline for shareholders to submit proposals to be considered for inclusion in the Proxy Statement for the 2004, Annual Meeting of Shareholders, which is tentatively scheduled for May 27, 2004, is January 23, 2004.

OTHER MATTERS

        The SEC rules permit the Proxy to confer discretionary authority to vote on any matter if the Company did not have notice of the matter at least 45 days before the date on which the Company first mailed its Proxy Materials for the prior year's Annual Meeting of Shareholders. The Company mailed its proxy materials for the 2002 Annual Meeting of shareholders on May 20, 2002 and, accordingly, discretionary authority is conferred to the persons named in the accompanying Proxy to vote on any matter notice of which is not received until after April 5, 2003.

        Management does not presently know of any matters to be presented at the Meeting other than those set forth above. If other matters come before the Meeting, it is the intention of the persons named in the accompanying Proxy to vote the Proxy in accordance with the recommendations of the Board of Directors.

NORTHERN CALIFORNIA BANCORP, INC.

/s/ DORINA A. CHAN Dorina A. Chan Corporate Secretary
Dated: April 30, 2003 Monterey, California

PROXY
NORTHERN CALIFORNIA BANCORP, INC.
ANNUAL MEETING OF SHAREHOLDERS

May 29, 2003

        The undersigned shareholder of Northern California Bancorp, Inc. (the "Company") hereby nominates, constitutes and appoints Charles T. Chrietzberg, Jr. and Peter J. Coniglio, and each of them, the attorney, agent, and proxy of the undersigned with full powers of substitution, to vote all stock of the Company which the undersigned is entitled to vote at the 2003 Annual Meeting of Shareholders of the Company (the "Meeting") to be held at the Company's office located at 601 Munras Avenue, Monterey, California 93940, on Thursday, May 29, 2003 at 5:00 p.m., and at any and all adjournments thereof as fully and with the same force and effect as the undersigned might or could do if personally present thereat, as follows:

  1.
  Election of Directors.    To elect the following five persons to the Board of Directors to serve until the 2004 Annual Meeting of Shareholders and until their successors are duly elected and have qualified:

Charles T. Chrietzberg, Jr.	Carla S. Hudson
Sandra G. Chrietzberg	John M. Lotz
Peter J. Coniglio

AUTHORITY GIVEN ☐	AUTHORITY WITHHELD ☐

  IF YOU WISH TO WITHHOLD AUTHORITY TO VOTE FOR SOME, BUT NOT ALL, OF THE NOMINEES NAMED ABOVE YOU SHOULD CHECK THE BOX "AUTHORITY GIVEN" AND YOU SHOULD ENTER THE NAME(S) OF THE NOMINEE(S) WITH RESPECT TO WHOM YOU WISH TO WITHHOLD AUTHORITY TO VOTE IN THE SPACE PROVIDED BELOW:

  2.
  1998 Stock Option Plan.    To approve the amendment to the Company's 1998 Stock Option Plan increasing the number of shares covered thereunder from 558,803 shares to 654,749 shares.

  ☐
  FOR
  ☐
  AGAINST
  ☐
  ABSTAIN

  3.
  Other Business.    To transact such other business as may properly come before the Meeting and any adjournment or adjournments thereof.

PLEASE SIGN AND DATE THE OTHER SIDE

PLEASE SIGN AND DATE BELOW

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF "AUTHORITY GIVEN" ON PROPOSAL 1 AND "FOR" PROPOSAL 2. THE PROXY CONFERS AUTHORITY AND SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS, UNLESS A CONTRARY INSTRUCTION IS INDICATED, IN WHICH CASE THE PROXY SHALL BE VOTED IN ACCORDANCE WITH SUCH INSTRUCTION. THIS PROXY CONFERS DISCRETIONARY AUTHORITY TO VOTE ON ANY OTHER MATTER, IF ANY, PRESENTED AT THE MEETING, NOTICE OF WHICH IS RECEIVED AFTER APRIL 5, 2003. THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS WITH RESPECT TO SUCH OTHER MATTERS.

(Number of Shares)	Dated: , 2003

(Please Print Your Name)	(Signature of Shareholder)

(Please Print Your Name)	(Signature of Shareholder)

        (Please date this Proxy and sign your name as it appears on your stock certificates. Executors, administrators, trustees, etc., should give their full titles. All joint owners should sign.)

I DO ☐        DO NOT ☐        expect to attend the Meeting.

        THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS, AND MAY BE REVOKED BY THE SHAREHOLDER DELIVERING IT PRIOR TO ITS EXERCISE BY FILING WITH THE CORPORATE SECRETARY OF THE COMPANY AN INSTRUMENT REVOKING THIS PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY APPEARING AT THE MEETING AND VOTING IN PERSON.

QuickLinks

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
INTRODUCTION
VOTING SECURITIES
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL 1 ELECTION OF DIRECTORS
COMPENSATION AND OTHER TRANSACTIONS
Option/SAR Grants in Last fiscal Year
1998 Stock Option Plan
PROPOSAL 2 AMENDMENT TO THE 1998 STOCK OPTION PLAN
ACCOUNTANTS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
ANNUAL REPORT ON FORM 10-KSB
PROPOSALS BY SHAREHOLDERS FOR 2004 ANNUAL MEETING
OTHER MATTERS